Exhibit 10.1
AGREEMENT
     This Agreement is dated as of the 1st day of February, 2007, and is made by Daniel W. Parke and Michelle A. Parke, not individually but as the trustees (the “Trustees”) of The Parke Family Trust (Restated), a trust created September 24, 1992 and restated under agreement dated October 11, 1996 (such Trust being herein referred to as the “Stockholder”), and Lime Energy Co., a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, the Company, Parke Acquisition, LLC, the Stockholder, Daniel Parke and Parke P.A.N.D.A. Corporation are parties to that certain Agreement and Plan of Merger dated as of May 19, 2006 (the “Merger Agreement”; capitalized terms which are used herein and are defined in the Merger Agreement and not otherwise defined herein are used with the meanings given such terms in the Merger Agreement); and
     WHEREAS, on June 7, 2006, the Company’s board of directors approved a 1 for 15 reverse split of the Company’s common stock (the “Reverse Split”), such that every 15 outstanding shares would be combined into one share, with such Reverse Split to be effective on June 15, 2006; and
     WHEREAS, on June 29, 2006, the parties closed the transactions contemplated by the Merger Agreement and the Company issued to the Stockholder 5,000,000 shares of the Company’s common stock, par value $0.0001 per share, as part of the consideration thereunder; and
     WHEREAS, at the time of entering into, and closing the transactions under, the Merger Agreement, the Company and the Stockolder believed that the Reverse Split had become effective and the issuance of shares of common stock to the Stockholder under the Merger Agreement was premised on that understanding; and
     WHEREAS, the parties now understand that the Reverse Split did not become effective on June 15, 2006 and only became effective when it was set forth in an amendment to the Company’s certificate of incorporation duly adopted by the directors and stockholders of the Company in accordance with the Delaware General Corporation Law and filed with the Secretary of State of Delaware, which did not occur until January 23, 2007; and
     WHEREAS, as a result of the foregoing, the Reverse Split became effective after the closing under the Merger Agreement and the shares of common stock issued to the Stockholder under the Merger Agreement have been subjected to the Reverse Split, such that every 15 of such shares have been combined into one share of common stock on January 23, 2007; and
     WHEREAS, the Stockholder may have rights against the Company by reason of the Reverse Split not having been effective prior to closing under the Merger Agreement, and the

Company has offered to issue additional shares of common stock to the Stockholder, as more fully described below, to bring the Stockholder up to the number of shares which were acquired under the Merger Agreement, in return for the Stockholder’s waiving any claims which it may have against the Company arising by reason of the Reverse Split not having been effective prior to the closing under the Merger Agreement, except as provided hereinbelow, and the Stockholder has agreed to accept such offer as set forth herein;
     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereby agree as follows:
     1. Offer to Issue Catch Up Shares; Release of Claims. The Stockholder acquired 5,000,000 shares of common stock on June 29, 2006 pursuant to closing under the Merger Agreement. On January 23, 2007 such shares were combined into 333,333 shares of common stock pursuant to the Reverse Split becoming effective on that date. Accordingly, the Company has offered to issue to the Stockholder 4,666,667 shares of common stock in return for the Stockholder’s entering into this Agreement and waiving any claims, except as otherwise provided herein, which it may have against the Company by reason of the Reverse Split not having been effective prior to the closing under the Merger Agreement and becoming effective on January 23, 2007:
     The Stockholder agrees to accept from the Company such 4,666,667 shares of common stock, and, in consideration for the Company’s issuance of such shares, hereby agrees that it relinquishes, releases and waives any claims it may have against the Company under the Merger Agreement or otherwise in respect of the Reverse Split not having been effective prior to closing under the Merger Agreement and becoming effective on January 23, 2007, including any claim for breach of any warranty of the Company as to its outstanding capital stock: provided, however, that the foregoing release and waiver shall not apply to any claims that the Stockholder might have against the Company if any taxing authority, including, without limitation, the Internal Revenue Service or the California Franchise Tax Board, asserts that the merger effected pursuant to the Merger Agreement does not qualify as a tax free reorganization because of the Reverse Split not having been effective prior to the Closing or that the receipt of shares pursuant to this Agreement creates a taxable event for the Stockholder and the Company hereby agrees to indemnify, defend and hold harmless the Stockholder with respect thereto.
     The Company agrees to issue to such additional shares to the Stockholder within five (5) business days after the date of execution of this Agreement by the Stockholder, and delivery by the Stockholder to the Company of the certificates evidencing the shares issued on June 29, 2006 for replacement. The Stockholder agrees to deliver such certificates to the Company as soon as practicable following execution of this Agreement by the parties. All certificates evidencing the additional shares shall be legended to the extent applicable under the Merger Agreement with respect to the shares issued thereunder.
     2. Stockholder’s Representation and Warranty. The Stockholder hereby represents and warrants to the Company that the Stockholder has not sold, transferred or otherwise disposed of any of the shares which were issued to it under the Merger Agreement, as such shares have been combined pursuant to the Reverse Split, and the Stockholder continues to own all such shares. The Stockholder acknowledges that the number of shares of common stock which the Company has agreed to issue to the Stockholder hereunder has been determined in reliance upon this representation and warranty, and accordingly that in the event that this representation and warranty is untrue, the Company shall be entitled to an equitable reduction to the number of shares issued to the Stockholder under this Agreement.
     3. Registration Obligation. This Agreement shall not be construed to affect or modify the Company’s obligation to have a registration statement declared effective in accordance with Section 1.8 of the Merger Agreement. Such obligation continues as provided in the Merger Agreement, and the Company agrees to include in such registration statement the shares issued to the Stockholder pursuant to this Agreement, except as may be otherwise agreed by the Company and the Stockholder.
     4. Miscellaneous.
     (a) All of the WHEREAS clauses and other recitals at the beginning of this Agreement are hereby incorporated into and made part of this Agreement.
     (b) This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.
     (c) This Agreement may be amended only by written execution by all parties.
     (d) This Agreement may be executed in one or more counterparts, all of which shall be deemed but one and the same agreement and each of which shall be deemed an original. Delivery by facsimile of an executed counterpart of this Agreement shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.
     (e) THE PARTIES HERETO, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.
LIME ENERGY CO.
By: /s/ Jeffrey R. Mistarz
Name: Jeffrey R. Mistarz
Title: Executive Vice President and Chief Financial Officer

THE PARKE FAMILY TRUST (RESTATED)

By: /s/ Daniel W. Parke	and	/s/Michelle Parke

Name: Daniel W. Parke		Name: Michelle Parke
Title: Trustee		Title: Trustee